Exhibit 10.73

Translated from Japanese

Application Form for (Change to) Loan on Bills

[Notice of Applicable Interest Rate Period]

Application date: March 31, 2009

To: Sumitomo Mitsui Banking Corporation

Address	11F Nishi-Shinjuku Showa Building

13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Name	IA Partners, Inc.
President& CEO	Hideki Anan

Having confirmed the following conditions, I do hereby submit a request to Sumitomo Mitsui Banking Corporation for (change to) loan on bills as outlined below. If you consent, please deposit the applicable amount to my (the applicant’s) account. If this request is a request for change and has been rejected as a result of your judgment, I will not object.

If the market rate is to be applied for basic interest rate, I notify the applicable interest rate period here.

Amount	80,561,000 yen
Use	Operating funds
Desired date of deposit	March 31, 2009	Final due date	April 30, 2009

Payment details	Payment cycle	Payment date	Number of payments	Payment amount for each time
Apr. ‘09 - Apr. ‘09	months	The End of each m.	1 Time(s)	2,777,000 Yen
Yen
Yen
Yen
Payment on the Final due date				77,784,000 yen
Method of interest payment	Advance lump sum payment
Payment method	Automatic transfer	Others( )
Designated account	Branch name	Account type	Account No.	Account nominee
	Nakano Branch	Deposit account		IA Partners, Inc.
Handling of bank holidays	If one of the payment dates above falls on a bank holiday, the payment shall be made on the following business day.

Basic interest rate	Short-term prime rate	Applicable interest rate	3.975% APR

		Spread	%
	Applicable interest rate term	In the event of change to the applicable interest rate for a divided period of the borrowing term:
	Starts: Ends:	1. Rates automatically adjusted on the ____ every ____ month 2. The change notified each time with Notice of Applicable Interest Rate Period.

*Please enter the other payment than automatic transfer in the column that says “Others (  )”.            (To be continued to the back side)

______________________________________Bank Use________________________________________

Branch No.	Branch Name	Process for Final Date	Decision (Approved / Not Approved) date of judgment( / / )			Verification	Verification	Person in Charge	Transaction copy check	Loan seal check	Acco-unt seal check
0223	Nakano Branch		Manager	Section Ch./Credit G Leader.	Person in Charge
Loan Acct. No.	Activity No.	□ Automatic transfer					Person in charge
2000369		□ ID check

March 25, 2009, 09:17     To: IA Partners, Inc.          Application form for (Change to) Loan on Bills (2-1) [Stores for 10 yrs. 8026 17.4]

Surety Bond

Paste Revenue stamp (200 yen)	March 31, 2009

To: Sumitomo Mitsui Banking Corporation
The Debtor	Address	11F Nishi-Shinjuku Showa Building
13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
	Name	IA Partners, Inc. <Seal>
President& CEO Hideki Anan

Joint Surety	Address	13-10 Yoyogi 3-chome, Shibuya-ku, Tokyo
	Name	Hideki Anan <Seal>
Joint Surety	Address
Name
Joint Surety	Address
Name

The joint surety (Hereinafter “B”), based on the loan by promissory note worth the original loan amount and with its satisfaction date as the payment due as set forth below that The Debtor (Hereinafter “A”) drew for Sumitomo Mitsui Banking Corporation (Hereinafter “C”) as The Recipient as of March 31, 2009, shall be liable for A’s obligation of the loan by bills, the interests pertaining to the loan, damages, and all the other obligations, jointly with A as well as other joint sureties, if there are more than a single joint surety, and concerning its execution, comply with each clause in the bank transaction agreement between A and C as well as the following clauses:

<The exhibit of the Loan by bills>

1. The original loan amount	¥ 80,561,000 yen Please put “ ¥ ” before the figure.
2. The payment due	April 30, 2009
3. The original interest rate	3.975% per year (calculated per diem with 1 year as 365 days)

Article 1

B shall not claim for exemption of its liability if C changes, or cancels the collateral or other security at its convenience, or if the principal of the main liability has been determined concerning the other security.

Article 2	B shall not offset the liability with A’s savings with C or other claims.
Article 3	If B has executed its liability for guarantee, shall not exercise the right it obtained from C by subrogation as long as the transaction between A and C is continued unless C consents.
Article 4

(1) If B guarantees any other transaction between A and, that surety shall not be changed by this guaranty, and if it guarantees other obligations with limits, the surety amount provided in this agreement shall be added to the maximum surety amount.
(2) If B should guarantees any other obligation in the future concerning transactions between A and C, the previous clause shall be applied.

The end.

______________________________________Bank Use________________________________________

Store No.	Loan account No.

Verification	Verification	Trans. copy for bank delivered	Explanation/copy delivered	Surety will confirmed	Debtor seal check	Relationship with Debtor (Kindred)	Surety seal check

(Please cross out the blank columns for Joint Surety.)

(Do not use this form for the loan at the market interest rate.)

(For Loan by bills) Surety Bond separately executed on this sheet

Loan Print500 [To be stores for 10 years 8026 2006.3]

No. ___________________	Promissory Note No. QP 225537
Tokyo 1301 0009-223
Revenue stamp

To: Sumitomo Mitsui Banking Corporation SMBC	Satisfaction date April 30, 2009
Amount 80,561,000 yen	Payment place Nakano-ku, Tokyo
Paid at	Nakano Branch, Sumitomo Mitsui Banking Corporation

I will pay the amount above to you or the party that

you designate in exchange of this promissory note.

March, 31, 2009

Draft place

Address	1-13-12 Nishi-Shinjuku, Shinjuku-ku, Tokyo
Drawer	IA Partners, Inc. <Seal> President & CEO Hideki Anan